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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2004

                           TRAVIS BOATS & MOTORS, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)


     005-49897                                           74-2024798
(Commission File Number)                      (IRS Employer Identification No.)


                           ---------------------------

                          12116 Jekel Circle, Suite 102
                               Austin, Texas 78727
           (Address of principal executive office, including zip code)

                                 (512) 347-8787
              (Registrant's telephone number, including area code)


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|_|  Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On November 1, 2004, Travis Boats & Motors, Inc. received a limited discretionary forbearance agreement from GE Commercial Distribution Finance Corporation, its senior lender. This agreement is further described in Item 2.04 below, which is incorporated herein by reference.


Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     Travis Boats finances substantially all of its inventory pursuant to two borrowing agreements (the "Borrowing Agreements") with GE Commercial Distribution Finance Corporation ("GE"). As previously reported, the stated termination date of both Borrowing Agreements was October 31, 2004. Since the termination date has occurred, all obligations under the Borrowing Agreements are now due and payable, and GE is no longer obligated to make any further loans or other extensions of credit to the Company. As of the date of this report, the aggregate amount outstanding under the Borrowing Agreements was approximately $32,734,000.

     On November 1, 2004, the Company received a limited discretionary forbearance agreement from GE regarding the Borrowing Agreements. The forbearance agreement provided that, without extending the notification date or waiving any of its rights and remedies under the Borrowing Agreements, GE would, in its sole discretion and on a day-to-day basis through the close of business November 3, 2004, forbear from exercising its default-related rights and remedies and continue to provide discretionary financing to the Company. The purpose of the forbearance agreement was to allow the parties to meet and resolve open issues concerning the proposed merger of the Company (as described in Item 8.01 below and incorporated herein by reference), the pre-merger funding of the Company, and the post-merger terms of GE's credit facilities.

     GE has since agreed to a further discretionary forbearance by which it would refrain from exercising its default remedies through November 8, 2004, as the parties continue to work toward a definitive merger agreement. Although GE has not exercised its default remedies as of November 8, 2004, we can provide no assurance that GE will not exercise such rights in the future or that GE will provide additional financing to the Company in the future. In the event that the proposed merger is not consummated, and GE refuses to provide additional financing to the Company, it is unlikely that Travis Boats will be able to continue to operate in the ordinary course of business.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On November 2, 2004, Travis Boats received notice from the Nasdaq Stock Market of its intent to de-list the Company from the SmallCap Market at the opening of business on November 11, 2004 for failure to comply with Nasdaq Marketplace Rule 4350(d)(2)(A). The Rule requires the Company to have an audit committee of at least three independent directors. Currently, the Company's Audit Committee has only two members meeting the Nasdaq independence requirements. The third member on the Audit Committee is not considered independent due to his engagement as a consultant by the Company. The Company has been considering potential replacements on the Audit Committee who meet the Nasdaq independence standard, but a qualified candidate has not yet been identified.

     In addition, on June 16, 2004, Nasdaq notified the Company that it did not comply with the $1.00 minimum bid price continued inclusion requirement set forth in Marketplace Rule 4310(e)(4). The Company was provided 180 days, or until December 13, 2004, to regain compliance.

     As previously reported, the Company has for some time been considering strategic alternatives, including merger and acquisition opportunities, aimed at maximizing shareholder value. As described in Item 8.01 below, in early September 2004, the Company entered into advanced negotiations contemplating the merger of the Company with its controlling shareholder, pursuant to which the Company would cease to be a publicly-traded company. While there can be no assurance that the merger will be completed, or as to its ultimate timing and terms, it is currently anticipated that a definitive merger agreement will be entered into prior to the de-listing of the Company.

     On November 8, 2004, the Company issued a press release announcing the receipt of the Nasdaq letter and the potential merger of the Company, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 8.01.  Other Events

     Travis Boats also announced today that, after considering numerous strategic alternatives with its financial advisor, Davenport & Company LLC, in early September 2004, the Company entered into advanced negotiations regarding the merger of the Company with its controlling shareholder, TMRC, LLP, a subsidiary of Tracker Marine, L.L.C. ("Tracker Marine"). The Company and Tracker Marine are now in the advanced stages of negotiating a definitive merger agreement. As a result of the transaction, the Company would become a wholly-owned subsidiary of Tracker Marine and would cease to be a publicly-traded company. The current shareholders of Travis Boats would receive cash in an amount not yet agreed upon, but presently expected to approximate recent trading prices for the Company's stock.

     Travis Boats and Tracker Marine are in discussions with the Company's senior lender to negotiate possible modifications or extensions to those credit facilities that would facilitate the proposed merger. While there can be no assurance that the merger will be completed, or as to its ultimate timing and terms, it is currently anticipated that a definitive merger agreement will be entered into prior to the scheduled de-listing of the Company from the Nasdaq SmallCap Market on November 11, 2004.

     On November 8, 2004, the Company issued a press release announcing the potential merger of the Company and the receipt of a de-listing notification from Nasdaq. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

            Exhibits:

            99.1.        Travis Boats & Motors, Inc. Press Release dated
                         November 8, 2004

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRAVIS BOATS & MOTORS, INC.
                                        (Registrant)



Date:  November 8, 2004                 By:  /s/ Michael B. Perrine
                                             Chief Financial Officer, Secretary
                                             and Treasurer

                                  EXHIBIT INDEX



Exhibit Number            Description

99.1                      Press Release dated November 8, 2004